EXHIBIT 99.2

OMB Number 3235-0569
Expires: January 31, 2003

Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to
Exchange Act Filings

I, Wesley R. Card, Chief Operating and Financial Officer, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Jones Apparel Group, Inc., and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company's audit committee.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Annual Report on Form 10-K for the year ended December 31, 2001 of Jones Apparel Group, Inc.;

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Jones Apparel Group, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to any of the foregoing.

/s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer August 13, 2002	Subscribed and sworn to
before me this 13th day of
August 2002.

/s/ Katherine Blaukopf
Notary Public

KATHERINE BLAUKOPF
NOTARY PUBLIC, State of New York
No. 01BL6024412
Qualified in New York County
Commission Expires May 10, 2003